N-SAR Item 77Q(3) Exhibit

(a)(i)  Not applicable at this time.


(a) (ii) There were no significant changes in Evergreen Money Market Trust's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective action with regard to significant deficiencies and material weaknesses.

(a) (iii) Certification

I, Carol A. Kosel, certify that:




1. I have reviewed this report on Form N-SAR of Evergreen Money Market Trust;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which the statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations and changes in net assets, of the registrant as of, and for, the periods presented in this report.

Date:






     Carol A. Kosel
     Principal Financial Officer
     Evergreen Investments

                                                       N-SAR Item 77Q(3) Exhibit

(a)(i)  Not applicable at this time.


(a) (ii) There were no significant changes in Evergreen Money Market Trust's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective action with regard to significant deficiencies and material weaknesses.

(a) (iii) Certification

I, William M. Ennis, certify that:




1.       I have reviewed this report on Form N-SAR of
              Evergreen Money Market Trust;



2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which the statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations and changes in net assets, of the registrant as of, and for, the periods presented in this report.

Date:






     William M. Ennis
     Principal Executive Officer
     Evergreen Investments

Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Money Market Fund - Series #1














         72DD              73A              74U (000'S)       74V


         Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
--------------------------------------------------------------------------



Class A           62,271,634        0.007            10,675,822        1.00


Class B           259,002           0.003            115,972           1.00


Class C           48,794            0.003            22,410            1.00


Class I           21,065,588        0.008            2,701,626         1.00


Class S1          9,992,851         0.007            1,634,051         1.00


Class S           47,299,163        0.005            8,909,895         1.00





 Evergreen Municipal Money Market Fund - Series #2





                  72DD               73A             74U (000'S)      74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
--------------------------------------------------------------------------


Class A           4,373,557         0.005            1,066,424         1.00


Class S           2,352,053         0.003            909,875           1.00


Class S1        1,019,535            0.004            351,784          1.00


Class I           2,987,444         0.006            500,901           1.00





Evergreen Pennsylvania Municipal Money Market Fund - Series #3








         72DD              73A              74U (000's)       74V


         Dollar            Per Share        Shares


         Distributions     Distributions    Outstanding       NAV
-----------------------------------------------------------------


Class A           154,104  0.005            28,284            1.00


Class S           487,842  0.003            166,194           1.00


Class I           484,297  0.006            81,569            1.00





Evergreen Treasury Money Market Fund - Series #4





                 72DD              73A              74U (000's)       74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
--------------------------------------------------------------------------


Class A           5,436,425         0.007            816,233            1.00


Class S           9,810,470         0.005            1,785,287         1.00


Class I           8,907,197         0.008            1,209,101         1.00





Evergreen Florida Municipal Money Market  - Series #5





             72DD              73A              74U (000's)       74V


             Dollar            Per Share        Shares


              Distributions     Distributions    Outstanding       NAV
-----------------------------------------------------------------


Class A           91,580            0.004            15,828            1.00


Class S           576,506           0.003            169,510           1.00


Class I           5,420             0.006            26                1.00





Evergreen New Jersey Municipal Money Market - Series #6




                 72DD              73A              74U (000's)       74V


                 Dollar            Per Share        Shares


                Distributions   Distributions    Outstanding       NAV

Class A           151,710          0.004            42,152            1.00


Class S           341,538          0.003            120,461           1.00


Class I           45,297           0.006            8,657             1.00





Evergreen US Government Money Market Fund - Series #14





                72DD              73A              74U (000's)       74V


                 Dollar            Per Share        Shares


                 Distributions   Distributions    Outstanding       NAV

Class A           22,607,601        0.006            4,034,562         1.00


Class B           170               0.002            178               1.00


Class C           83                0.002            470               1.00


Class S           4                 0.004            1                 1.00


Class S1          2,372,416         0.006            439,593          1.00


Class I         27                0.007            18                1.00





Evergreen California Municipal Money Market - Series #15





                72DD              73A              74U (000's)       74V


                 Dollar            Per Share        Shares


               Distributions        Distributions    Outstanding       NAV
--------------------------------------------------------------------------


Class A           541,755               0.005            130,177           1.00


Class S           161,845               0.003             55,028           1.00


Class I           1,181                 0.006            269               1.00




Evergreen New York Municipal Money Market - Series #16





                  72DD              73A              74U (000's)       74V


                Dollar            Per Share        Shares


                 Distributions     Distributions    Outstanding       NAV
-----------------------------------------------------------------


Class A           325,083        0.004            79,439            1.00


Class S         72,935           0.002            35,042            1.00


Class I         2,709             0.005            664               1.00